                                                                       EXHIBIT M


CALCULATION EXHIBIT FOR ZENITH SURVIVORSHIP LIFE 2002

ASSUMPTIONS:
MALE/FEMALE, ISSUE AGES 55 / 55, PREFERRED NONSMOKER / PREFERRED NONSMOKER FACE AMOUNT OF 2,100,000.00
GUIDELINE PREMIUM TEST, LEVEL DB OPTION, IRS CORRIDOR
PLANNED ANNUAL PREMIUM OF 22,315.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:



                BEGINNING                       MORTALITY &                            COST
                 OF MONTH      GROSS                EXPENSE                              OF
POLICY  POLICY       CASH    PREMIUM    PREMIUM        RISK     ADMIN      RIDER  INSURANCE
  YEAR   MONTH      VALUE       PAID       LOAD      CHARGE    CHARGE     CHARGE     CHARGE
     5       1  71,954.99  22,315.00   2,789.36       68.61     79.00       0.00     110.52
     5       2  91,612.31       0.00       0.00       68.71     79.00       0.00     110.52
     5       3  91,744.45       0.00       0.00       68.81     79.00       0.00     110.52
     5       4  91,877.05       0.00       0.00       68.91     79.00       0.00     110.52
     5       5  92,010.12       0.00       0.00       69.01     79.00       0.00     110.52
     5       6  92,143.66       0.00       0.00       69.11     79.00       0.00     110.52
     5       7  92,277.67       0.00       0.00       69.21     79.00       0.00     110.52
     5       8  92,412.16       0.00       0.00       69.31     79.00       0.00     110.51
     5       9  92,547.12       0.00       0.00       69.41     79.00       0.00     110.51
     5      10  92,682.55       0.00       0.00       69.51     79.00       0.00     110.51
     5      11  92,818.47       0.00       0.00       69.61     79.00       0.00     110.51
     5      12  92,954.86       0.00       0.00       69.72     79.00       0.00     110.51



                                        END                                END           END
                           NET     OF MONTH             OUTSTANDING   OF MONTH      OF MONTH
POLICY  POLICY      INVESTMENT         CASH   SURRENDER        LOAN   NET CASH         DEATH
  YEAR   MONTH         EARNIGS        VALUE      CHARGE     BALANCE      VALUE       BENEFIT
     5       1          389.81    91,612.31   15,138.07        0.00  76,474.24  2,100,000.00
     5       2          390.37    91,744.45   15,022.51        0.00  76,721.94  2,100,000.00
     5       3          390.93    91,877.05   14,906.95        0.00  76,970.10  2,100,000.00
     5       4          391.50    92,010.12   14,791.39        0.00  77,218.73  2,100,000.00
     5       5          392.07    92,143.66   14,675.83        0.00  77,467.83  2,100,000.00
     5       6          392.64    92,277.67   14,560.28        0.00  77,717.39  2,100,000.00
     5       7          393.21    92,412.16   14,444.72        0.00  77,967.44  2,100,000.00
     5       8          393.78    92,547.12   14,329.16        0.00  78,217.96  2,100,000.00
     5       9          394.36    92,682.55   14,213.60        0.00  78,468.95  2,100,000.00
     5      10          394.94    92,818.47   14,098.05        0.00  78,720.42  2,100,000.00
     5      11          395.52    92,954.86   13,982.49        0.00  78,972.37  2,100,000.00
     5      12          396.10    93,091.74   13,866.93        0.00  79,224.81  2,100,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:


POLICY YEAR
The policy year is assumed to be 5, as described above.


POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.


BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of variable account cash value only; no fixed account cash value or loan account cash value are present.


GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 22,315.00 as described above.

PREMIUM LOAD
The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 12.50% of gross premium paid up to target premium, and 7.50% of gross premium paid in excess of target premium. With a target premium of 22,314.60 in year 5 month 1, the premium load is therefore 12.50% x 22,314.60 + 7.50% x 0.40 = 2,789.355.


MORTALITY & EXPENSE RISK CHARGE
The mortality & expense (M&E) risk charge is a percentage of the sum of the variable account cash value and the loan account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of variable account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.90% and the cash value at the time that the charge is deducted is:


   Cash Value = Beginning Of Month Cash Value + Gross Premium Paid - Premium Load
   Cash Value = 71,954.99384140 + 22,315.00 - 2,789.355 (values are from the Detailed Representation above)
   Cash Value = 91,480.63884140


The mortality & expense risk charge is therefore 0.90%/12 x 91,480.63884140 = 68.61047913.


ADMIN CHARGE
The admin charge is the sum of the Policy Fee and the Administrative Charge (per
1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administrative Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore 5.50 + (0.035 x 2,100,000.00 / 1,000) = 79.00.


RIDER CHARGE
The rider charge is the sum of all of the charges for riders present, except for the Waiver of Monthly Deduction Rider (WMD). The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including WMD) are present; the rider charge (as well as WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.


COST OF INSURANCE CHARGE
The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 5 different DB options:


      level DB option, guideline premium test,  Enhanced corridor:  DB = Max (face amount     ,cash value x Enhanced Corridor Factor
      level DB option, guideline premium test,       IRS corridor:  DB = Max (face amount     ,cash value x      IRS Corridor Factor
 increasing DB option, guideline premium test,   Enhanced corridor: DB = Max (face amount + cash value (floored at 0), cash value x
  Enhanced Corridor Factor
      level DB option, cash value accumulation test, NSP corridor:  DB = Max (face amount     ,cash value x      NSP Corridor Factor
 increasing DB option, cash value accumulation test, NSP corridor:  DB = Max (face amount + cash value (floored at 0), cash value x
  NSP Corridor Factor



At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy and the Survivorship Level Term Insurance Rider if the rider face amount is included with the base face when determining the corridor death benefit. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:


  monthly discount factor = (1 + guaranteed interest rate) /\ (1/12)
  monthly discount factor = (1 + 4.00%) /\ (1/12)
  monthly discount factor = 1.0032737397822


The NAR is:
                      NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR

For example, in year 5 month 1, we have the following:


      level DB option, guideline premium test, IRS corridor
              face amount = 2,100,000.00
               cash value = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge
               cash value = 71,954.99384140 + 22,315.00 - 2,789.355 - 68.61047913 - 79.00 - 0.00
               cash value = 91,333.02836226
      IRS Corridor Factor = 1.34
  monthly discount factor = 1.0032737397822
         monthly COI rate = 0.0000552

                       DB = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                       DB = Max (2,100,000.00 / 1.0032737397822, 91,333.02836226 x 1.34)
                       DB = Max (2,093,147.57949898, 122,386.26)
                       DB = 2,093,147.57949898

                      NAR = DB - Max (0, cash value)
                      NAR = 2,093,147.57949898 - Max (0, 91,333.02836226)
                      NAR = 2,093,147.57949898 - 91,333.02836226
                      NAR = 2,001,814.55113672

               COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR
               COI charge = [0.0000552 / (1 - 0.0000552)] x 2,001,814.55113672
               COI charge = 110.52308725


NET INVESTMENT EARNINGS
The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each sub-account that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.71%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:


      annual net interest rate = ROUND{([ {(1+I)/\(1/365)} x {1-(IMF/365)} ] /\ 365) - 1, 4}

          where:


            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.71%, we have:

annual net interest rate =   ROUND{([ {(1+I)(Carret)(1/365)} x {1-(IMF/365)} ] (Carret) 365) - 1, 4}
annual net interest rate =   ROUND{([ {(1+6.00%)(Carret)(1/365)} x {1-(0.71%/365)} ] (Carret) 365) - 1, 4}
annual net interest rate =   ROUND{([ {(1.06)(Carret)(1/365)} x {1-0.00001945} ] (Carret) 365) - 1, 4}
annual net interest rate =   ROUND{([ 1.00015965 x 0.99998055 ] (Carret) 365) - 1, 4}
annual net interest rate =   ROUND{(1.00014020 (Carret) 365) - 1, 4}
annual net interest rate =   ROUND{(1.05250058 - 1, 4}
annual net interest rate =   ROUND{0.05250058, 4}
annual net interest rate =   0.0525

which expressed as a percentage is 5.25%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

cash value = BOM CV + Gross Premium Paid - Premium Load - -M&E Risk Charge - Admin Charge - Rider Charge - COI Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

monthly net interest rate = [(1 + annual net interest rate) (Carret) (1/12)] - 1 monthly net interest rate = [(1 + 0.0525) (Carret) (1/12)] - 1 monthly net interest rate = [1.0525 (Carret) (1/12)] - 1
monthly net interest rate = 1.0042731 - 1
monthly net interest rate = 0.0042731

For example, in year 5 month 1, we have the following:

cash value =   BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge - COI Charge
cash value =   71,954.99384140 + 22,315.00 - 2,789.355 - 68.61047913 - 79.00 - 0.00 - 110.52308725
cash value =   91,222.50527502

net investment earnings = cash value x monthly net interest rate net investment earnings = 91,222.50527502 x 0.0042731 net investment earnings = 389.80542019

END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

EOM CV =   BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge - COI Charge + Net Investment
           Earnings

In year 5 month 1, we have:

EOM CV =  BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge - COI Charge
          + Net Investment  Earnings
EOM CV =  71,954.99384140 + 22,315.00 - 2,789.355 - 68.61047913 - 79.00 - 0.00  - 110.52308725 + 389.80542019
EOM CV =  91,612.31069521

SURRENDER CHARGE
The initial surrender charge (ISC) outside of NY is equal to a percent (PCT) of the lesser of premiums paid in the first year and the base target premium (BTARG) as of the end of the first policy year:

ISC =  PCT x Min (premiums paid in policy year 1, BTARG as of end of policy year1) for states other than NY
ISC =  PCT x BTARG as of end of policy year 1 for NY

PCT is dependent upon the issue age used for table lookups (IAGEU), which is defined as:

      IAGEU = Min {((Iage1 + Iage2) / 2) rounded down, 5 + Younger Iage}

where Iage1 and Iage2 are the individual issue ages of the respective insureds.

Given IAGEU, we calculate PCT:

      PCT = 90% - (1% x Max (0, IAGEU-52) )

The surrender charge grades down linearly monthly over the next 14 years (or (99
- the younger issue age) years, if less) from its value as of the end of the first year (168 months, or 12x(99- Younger Issue Age) months, if less), reaching $0 at the end of 15 years (actually at the beginning of the last month in the 15th year), or at age 100 of the younger insured, if earlier.

For example, in year 5 month 1, we have the following (assuming outside of NY):

  premiums paid in policy year 1 =  22,315.00
BTARG as of end of policy year 1 =  22,314.60
                           Iage1 =  55
                           Iage2 =  55
                    Younger Iage =  55

                           IAGEU =  Min {((Iage1 + Iage2) / 2) rounded down, 5 + Younger Iage}
                           IAGEU =  Min {((55 + 55) / 2) rounded down, 5 + 55}
                           IAGEU =  Min {(110 / 2) rounded down, 60}
                           IAGEU =  Min {55 rounded down, 60}
                           IAGEU =  Min {55, 60}
                           IAGEU =  55

                            PCT =  90% - (1% x Max (0, IAGEU-52) )
                            PCT =  90% - (1% x Max (0, 55-52) )
                            PCT =  90% - (1% x Max (0, 3) )
                            PCT =  90% - (1% x 3)
                            PCT =  90% - 3%

                            PCT =  87%
                            ISC =  PCT x Min (premiums paid in policy year 1, BTARG as of end of policy year 1) for states other than NY
                            ISC =  87% x Min (22,315.00, 22,314.60) for states other than NY
                            ISC =  87% x 22,314.60
                            ISC =  19,413.70200

                             N1 =  # of months from year 1 month 12 until year 5 month 1 = 37
                             N2 =  # of months from year 1 month 12 until year 15 month 12 = 168 surrender charge =  (1 - N1/N2) x ISC
               surrender charge =  (1 - 37/168) x 19,413.70200
               surrender charge =  (1 - 0.22023810) x 19,413.70200
               surrender charge =  15,138.06525

OUTSTANDING LOAN BALANCE
The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH NET CASH VALUE
The end of month net cash value (EOM NCV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM NCV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:
     EOM NCV = EOM CV - surrender charge - outstanding loan balance EOM NCV = 91,612.31069521 - 15,138.06525 - 0.00
     EOM NCV = 76,474.24544521

END OF MONTH DEATH BENEFIT
The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

    level DB option, guideline premium test,   Enhanced corridor:   DB = Max (face amount
    level DB option, guideline premium test,        IRS corridor:   DB = Max (face amount
increasing DB option, guideline premium test,  Enhanced corridor:   DB = Max (face amount + cash value (floored at 0)
    level DB option, cash value accumulation test,  NSP corridor:   DB = Max (face amount
increasing DB option, cash value accumulation test, NSP corridor:   DB = Max (face amount + cash value (floored at 0)

    level DB option, guideline premium test,  Enhanced corridor:    , cash value x Enhanced Corridor Factor
    level DB option, guideline premium test,       IRS corridor:    , cash value x IRS Corridor Factor
increasing DB option, guideline premium test, Enhanced corridor:    , cash value x Enhanced Corridor Factor
    level DB option, cash value accumulation test, NSP corridor:    , cash value x NSP Corridor Factor
increasing DB option, cash value accumulation test, NSP corridor:   , cash value x NSP Corridor Factor

The face amount is the same as that used to calculate the NAR in the COI charge.

If the Survivoriship Level Term Insurance Rider is present and the rider face amount is excluded from the base face when determining the corridor death benefit, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
           level DB option, guideline premium test, IRS Corridor
                  face amount =   2,100,000.00
          cash value = EOM CV =   91,612.31069521
         IRS Corridor Factor  =   1.34

                           DB =   Max (face amount, cash value x IRS Corridor Factor)
                           DB =   Max (2,100,000.00, 91,612.31069521 x 1.34)
                           DB =   Max (2,100,000.00, 122,760.49633158)
                           DB =   2,100,000.00

                       EOM DB =   DB - outstanding loan balance
                       EOM DB =   2,100,000.00 - 0.00
                       EOM DB =   2,100,000.00